EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, IDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2) and related Prospectus of SGI International for the registration of 1,554,648 shares of its common stock and to the incorporation by reference therein of our report dated Match 20, 1997, except for Note 11, as to which the date is April 14, 1997, with respect to the consolidated financial statements of SGI International included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP

                                                  ERNST & YOUNG LLP


San Diego, California
August 12, 1998